Exhibit 10.11

 AMENDMENT to LETTER AGREEMENT

THIS AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is entered into as of November 30, 2023, by and between LSH Partners Securities LLC (“LSHP”), and PROOF Acquisition Corp I (the “Company”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to them in the engagement letter dated July 26, 2023, by and between LSHP and the Company (the “Agreement”).

WHEREAS, the parties entered into the Agreement which outlines the terms and conditions of the engagement of LSHP to provide an Opinion to the Special Committee of the Board of Directors (the “Committee”) of the Company in connection with a Transaction involving the Company or any of its affiliates and the Target;

WHEREAS, the parties wish to amend the Agreement to expressly provide for certain matters related to the potential Transaction between the Company and the Target

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 2(b) the Agreement is hereby amended in its entirety to read as follows:

(b) A fee of (i) $750,000 payable upon consummation of the Transaction in shares of common stock of the Company, which stock shall be listed on the New York Stock Exchange (the “Stock”), and (ii) 100,000 warrants to purchase Class A common stock of the Company at an exercise price of $11.50 per warrant, issued under that certain Warrant Agreement, dated November 30, 3021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The number of shares of Stock owed to LSHP under clause (i) of this paragraph (b) shall be equal to the greater of (A) 75,000 shares of Stock and (B) the quotient obtained by dividing (x) $750,000 by (y) the VWAP of the Stock over the three (3) trading days immediately preceding the date of the initial filing of the Registration Statement (as defined below) registering the resale of Stock, provided that clause (y) shall not be less than $2.00. Such Stock shall be delivered in book-entry form not later than forty-five (45) business days following the consummation of the Transaction. Any shares of Stock issued or transferred to LSHP in satisfaction of the payment obligation in clause (i) of this paragraph (b) shall be free and clear of all liens, encumbrances and other restrictions on the pledge, sale or other transfer of such shares of the Stock (including, without limitation, any restrictions that may arise due to applicable securities laws); provided, however, that if the Company is unable at the time of such issuance or transfer to provide for the issuance or transfer of the Stock without any transfer restrictions that may arise due to applicable securities laws, then the Company shall enter into an agreement with LSHP on the date of the consummation of the Transaction, in form and substance reasonably acceptable to LSHP, to provide LSHP with customary registration rights with respect to the Stock (the “Registration Rights”). Such Registration Rights shall include an agreement that the Company shall as soon as practicable, but in no event later than forty-five (45) business days after the consummation of the Transaction, file with the U.S. Securities and Exchange Commission a registration statement for the registration, under the Securities Act of 1933, as amended, of the resale of the Stock (the “Registration Statement”). The Company shall use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such Registration Statement, and a current prospectus relating thereto, until the earlier of (X) the date on which LSHP ceases to hold any of such Stock or (Y) such Stock may be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act of 1933, as amended (or any successor rule)) of the Company. If such Registration Rights are not granted, or the Company does not comply in all material respects with the obligation of clause (i) of this paragraph (b) to provide the Registration Rights, and fails to remedy such breach within thirty (30) days following receipt of notice of such breach from LSHP, the Company shall promptly pay to LSHP the fee owed in such clause (i) in cash.

2.              Except as expressly provided in this Amendment, the Agreement shall continue in full force and effect. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of law.

3.              This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall constitute an original, while all such counterparts shall together constitute one and the same instrument.

  IN WITNESS WHEREOF, this Amendment has been executed on behalf of the parties hereto as of the day and year first above written.

LSH PARTNERS SECURITIES LLC

By:	/s/James L. Kempner
Name:	James L. Kempner
Title:	President

PROOF ACQUISITION CORP I

By:	/s/John C. Backus, Jr.
Name:	John C. Backus, Jr.
Title:	President & Chief Executive Officer

SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF PROOF ACQUISITION CORP I

By:	/s/Lisa Suennen
Name:	Lisa Suennen

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